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                        SMITH BARNEY SECTOR SERIES INC.

                             ARTICLES OF AMENDMENT


SMITH BARNEY SECTION SERIES INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended by redesignating issued and unissued shares of the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Global Biotechnology Fund as the Class A Common Stock, Class B Common Stock, Class L Common Stock, Class Y Common Stock and Class Z Common Stock, respectively, of the Smith Barney Biotechnology Fund of the Corporation.

SECOND: The foregoing amendment to the Charter of the Corporation has been duly approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders.

THIRD: These Articles of Amendment shall become effective as of 5 p.m. on October 12, 2001.

The undersigned Chairman of the Board of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment to the Corporation's Charter are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, SMITH BARNEY SECTOR SERIES INC. has caused these Articles of Amendment to be executed and acknowledged in its name and on its behalf by its Chairman of the Board and witnessed by its Assistant Secretary, as of October 4, 2001.

                                        SMITH BARNEY SECTOR SERIES INC.




                                        By: /s/ Heath B. McLendon
                                            ---------------------------------
                                            Heath B. McLendon
                                            Chairman of the Board

WITNESS:


/s/ Michael Kocur
-------------------------
Michael Kocur
Assistant Secretary